THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 24(B) OF THE SECURITY AGREEMENT (AS DEFINED BELOW). TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 24(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 24(B).

AMENDED AND RESTATED
SECURED CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, each of PROLINK HOLDINGS CORP., a Delaware corporation (the “Parent”), and the other companies listed on Schedule 1 attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), hereby, jointly and severally, promises to pay to PSource Structured Debt Limited (the “Holder”) or its registered assigns or successors in interest, the sum of Two Million Dollars Three Hundred Thirty-Six Thousand Three Hundred Dollars ($2,336,300), together with any accrued and unpaid interest hereon, on August 31, 2012 (the “Maturity Date”) if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Amended and Restated Security Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) among the Companies, the Holder, each other Lender and LV Administrative Services, Inc., as administrative and collateral agent for the Lenders (the “Agent” together with the Lenders, collectively, the “Creditor Parties”).

The following terms shall apply to this Amended and Restated Secured Convertible Term Note (this “Note”):

ARTICLE I
CONTRACT RATE AND AMORTIZATION

1.1  Contract Rate. Subject to Sections 4.2 and 6.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two and one-half of one percent (2.5%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than nine percent (9%) or more than thirteen percent (13%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on September 1, 2007, on the first Business Day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2  Contract Rate Payments. The Contract Rate shall be calculated on the last Business Day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3  Principal Payments. Amortizing payments of the Principal Amount shall be made, jointly and severally, by the Companies on October 1, 2008 and on the first Business Day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Subject to Article III below, commencing on the first Amortization Date, the Companies shall make, jointly and severally, monthly payments to the Holder on each Amortization Date, each such payment in the amount of $38,938.33 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date.

ARTICLE II
CONVERSION AND REDEMPTION

2.1  Payment of Monthly Amount.

(a)  Payment in Cash or Common Stock. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Companies shall pay the Holder an amount in cash equal to 100% of the Monthly Amount (or such portion of such Monthly Amount to be paid in cash) due and owing to the Holder on the Amortization Date. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Parent to the Holder on such Amortization Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (i) the portion of the Monthly Amount converted into shares of Common Stock, by (ii) the then applicable Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means (i) with respect to the first $804,602 of the Principal Amount, $1.35; (ii) with respect to the next $510,566 of the Principal Amount, $1.40; (iii) with respect to the next $510,566 of the Principal Amount, $1.50; and (iii) with respect to the remaining $510,566 of the Principal Amount, $1.67.

(b)  Monthly Amount Conversion Conditions. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Amortization Date if the following conditions (the “Conversion Criteria”) are satisfied: (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Amortization Date shall be greater than or equal to 118% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the period of twenty-two (22) trading days immediately preceding and including such Amortization Date. If subsection (i) of the Conversion Criteria is met but subsection (ii) of the Conversion Criteria is not met as to the entire Monthly Amount, the Holder shall convert only such part of the Monthly Amount that meets subsection (ii) of the Conversion Criteria. Any portion of the Monthly Amount due on an Amortization Date that the Holder has not been able to convert into shares of Common Stock due to the failure to meet the Conversion Criteria, shall be paid in cash by the Companies, jointly and severally within three (3) Business Days of such Amortization Date.

2.2  No Effective Registration. Notwithstanding anything to the contrary herein, the Parent shall not be permitted to pay any part of its obligations, or the obligations of any other Company, to the Holder hereunder in shares of Common Stock if (i) there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the shares of Common Stock to be issued in connection with such payment and there fails to exist an exemption from registration for resale available pursuant to Rule 144 of the Securities Act and in respect of the Common Stock to be issued in connection with such payment or (ii) an Event of Default (as hereinafter defined) exists and is continuing, unless such Event of Default is cured within any applicable cure period or otherwise waived in writing by the Holder.

2.3  Optional Redemption in Cash. The Companies may prepay this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount outstanding at such time if such payment occurs prior to the first anniversary of the Original Closing Date, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Companies shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be ten (10) Business Days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Article III during the Redemption Period. The Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void. Notwithstanding the foregoing, no prepayment of this Note shall affect the continuing obligations of the Companies with respect to any amounts of Contingent Payments owed by the Companies pursuant to Article V.

ARTICLE III
HOLDER’S CONVERSION RIGHTS

3.1  Optional Conversion. Subject to the terms set forth in this Article III, on or after August 17, 2008, the Holder shall have the right, but not the obligation, to convert all or any portion of the issued and outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and non-assessable shares of Common Stock at the applicable Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as, the “Conversion Shares.”

3.2  Conversion Limitation.

(a)  Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such conversion, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Parent shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) shall automatically become null and void (i) following notice to the Parent upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), or (ii) upon receipt by the Holder of a Notice of Redemption and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Parent; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Companies of which the Holder or any of its Affiliates was, at any time, the owner, directly or indirectly is outstanding.

(b)  Trading Limitation. Notwithstanding anything herein to the contrary, the Holder shall not, on any trading day, trade shares of the Common Stock issued to the Holder pursuant to this Note on the Principal Market in which such Common Stock is listed in excess of ten percent (10%) of the average daily trading volume of the Common Stock for the period of ten (10) trading days immediately preceding such trading date.

3.3  Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit A hereto (appropriate completed) (“Notice of Conversion”) to the Parent and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Parent within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or transmitted by facsimile to the Parent in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) Business Day of the date of the delivery to the Parent of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) Business Days after receipt by the Parent of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Parent of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Parent written instructions to the contrary.

3.4  Late Payments. The Companies understand that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article III beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Companies shall, jointly and severally, pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $250 per Business Day after the Delivery Date. The Companies shall, jointly and severally, make any payments incurred under this Section in immediately available funds upon demand.

3.5  Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of a portion of the outstanding Principal Amount pursuant to this Article III, such conversions shall be deemed to constitute conversions of the outstanding Principal Amount applying to Monthly Amounts for the remaining Amortization Dates in chronological order.

3.6  Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a)  Reclassification. If the Parent at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder.

(b)  Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Parent in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

3.7  Reservation of Shares. During the period the conversion right exists, the Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the Warrant. The Parent represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Parent agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

3.8  Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in the Registration Rights Agreement.

3.9  Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Companies to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Companies shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

3.10  Rights of Shareholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of the Note Shares or any other securities of the Parent which may at any time be issuable upon conversion of this Note for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Parent or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the Delivery Date applicable to the respective Note Shares purchasable upon the conversion hereof shall have occurred as provided herein.

ARTICLE IV
EVENTS OF DEFAULT

4.1  Events of Default. The occurrence of any Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder (which, for purposes of this Note, shall include, but not be limited to, the failure by the Companies to make the Contingent Payments in accordance with Article V).

4.2  Default Interest. Following the occurrence and during the continuance of an Event of Default, each Company shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Security Agreement and each other Ancillary Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3  Default Payment. Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”). The Default Payment shall be one hundred twenty percent (120%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes, the Security Agreement and then as determined by the Holder. The Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 4.3. Notwithstanding anything to the contrary set forth herein, (a) if the Holder waives in writing any Event of Default, the Companies shall be relieved of their obligation to make the Default Payment with respect to such Event of Default and (b) no Default Payment shall be due and payable following the occurrence of an Event of Default under Section 20(m) of the Security Agreement if such Event of Default occurred solely as a result of the commencement of a civil proceeding against any Company, any of its Subsidiaries or any executive office of any Company or any of its Subsidiaries unless a judgment, writ or warrant of attachment or similar process shall be entered or filed against such Company, such Subsidiary or such officer with respect to such proceeding.

ARTICLE V
CONTINGENT PAYMENTS

5.1  Contingent Payments.

(a)  In addition to all other payments owed by the Companies under this Note, commencing with October 15, 2008, and on the fifteenth (15th) day of each calendar month thereafter (each a “Contingent Payment Date”), through and including October 15, 2018 (the “Contingent Payment Period”), the Companies agree to pay the Holder, in the aggregate, an amount of interest equal to 1.5% of the gross revenues generated by the Companies during the immediately preceding month on a consolidated basis less any amounts, as paid by the Companies to third parties that are accounted for by the Companies as cost of goods sold or commissions, in each case as approved by the Holder in writing and supported by such documentation as reasonably requested by the Holder (the “Contingent Payment”), in accordance with the wire instructions set forth on Exhibit B hereto. Notwithstanding the foregoing, absent the occurrence and continuance of an Event of Default, the Companies may, at their option, pay up to twenty percent (20%) of such Contingent Payment on each Contingent Payment Date in common shares of Parent in an amount equal in the aggregate to the remainder of (a) an amount up to twenty percent (20%) of the Contingent Payment due on such Contingent Payment Date, divided by, (b) the average closing price of the common shares of Parent for the twenty (20) consecutive trading days immediately preceding such Contingent Payment Date as quoted on the applicable Principal Market for the common shares of Parent (the “Parent Share Amount”), so long as the Parent Share Amount is equal to less than twenty-five percent (25%) of the average number of common shares of Parent traded per day for the twenty (20) consecutive trading days immediately preceding such Contingent Payment Date, provided, however, that notwithstanding the fact the Parent Share Amount is greater than or equal to twenty-five percent (25%) of the average number of common shares of Parent traded per day for the twenty (20) consecutive trading days immediately preceding such Contingent Payment Date, the Companies may, at their option pay up to ten percent (10%) of such Contingent Payment on each such Contingent Payment Date in accordance with the preceding calculation (absent the occurrence and continuance of an Event of Default). In the event that the Companies elect to pay the Contingent Payment in common shares of Parent (as more specifically set forth above), the Companies shall deliver written notice to the Holder not less than ten (10) Business Days prior to the proposed Contingent Payment Date informing the Holder of such election.

(b)  Notwithstanding anything herein to the contrary, in no event shall the Companies be entitled to pay any portion of the Contingent Payment in Common Stock if the sum of (1) the number of common shares of Parent beneficially owned by the Holder (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the Contingent Payment Date with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, on such Contingent Payment Date, the Holder beneficially owns more than 9.99% of the then outstanding shares of Common Stock). For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Parent shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) shall automatically become null and void following notice to the Parent upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Parent; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Companies of which the Holder was, at any time, the owner, directly or indirectly is outstanding.

5.2  Call Option. At any time following the indefeasible repayment in full in cash of all outstanding Obligations (other than Obligations owing under this Article) by the Companies to the Creditor Parties, on not less than thirty (30) days’ prior written notice (the “Exercise of Call Option Notice”) to the Holder of the Companies’ desire to terminate its obligations under this Article, the obligations under this Article may be terminated, at the option of the Companies, in accordance with the procedures set forth in the immediately succeeding sentence, so long as the Companies shall have simultaneously terminated all Contingent Payment Agreements dated as of the date hereof entered into with each Specified Party (as defined in each such Contingent Payment Agreement). If the Company desires to terminate its obligations under this Article, it shall mail an Exercise of Call Option Notice to the Holder, not later than the thirtieth (30th) day before the month fixed for termination, in accordance with the notice provisions of the Security Agreement. No such termination shall be effective unless and until the Holder shall have received the Call Option Amount in immediately available funds. “Call Option Amount” means an amount equal to (a) the average monthly Contingent Payment for the immediately preceding twelve (12) month period, multiplied by, (b) the number of months remaining from and including the month of the desired termination through and including the final month of the Contingent Payment Period, provided, however, that, for purposes of this calculation, the amount of the average monthly Contingent Payment shall not be greater than $75,000.

5.3  Holder’s Right of Termination. At any time following (each a “Specified Event”): (a) the sale of all or substantially all of the assets or Equity Interests of any Company, or (b) the acceleration of the Obligations by the Creditor Parties upon the occurrence and during the continuance of an Event of Default, on not less than two (2) days’ prior written notice (the “Termination Notice”) to the Companies of the Holder’s desire to terminate its obligations under this Article, the obligations under this Article may be terminated, at the option of the Holder, in accordance with the procedures set forth in the immediately succeeding sentence. If the Holder desires to terminate the obligations following the occurrence of one or more of the Specified Events, it shall mail a Termination Notice to the Companies, not later than the second (2nd) day before the date fixed for termination, in accordance with the notice provisions of the Security Agreement. The Companies hereby acknowledge, confirm and agree that upon receipt of a Termination Notice, the Call Option Amount shall be immediately due and payable by the Companies to the Holder. The Liens and rights granted to the Agent under the Security Agreement and any Ancillary Agreements, and the financing statements filed in connection therewith shall continue in full force and effect, until all of the Obligations (including, without limitation, payment of the Call Option Amount) have been indefeasibly paid or performed in full and this Note has been terminated in accordance with its terms.

5.4  Reporting. Parent will deliver, or cause to be delivered, to Agent for the benefit of the Holder each of the following, which shall be in form and detail acceptable to Agent:

(a)  As soon as available, and in any event within one hundred four (104) days after the end of each fiscal year of the Parent, each Company’s audited financial statements with a report of independent certified public accountants of recognized standing selected by the Parent and acceptable to Agent (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Parent’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Parent’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Parent’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(b)  As soon as available and in any event within fifty (50) days after the end of each fiscal quarter that is not a fiscal year end of the Parent, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent’s and each of its Subsidiaries’ as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

(c)  As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

5.5  Right to Documentation. The Holder shall have the right to request reasonable documentation of the Companies’ calculations to determine the amount of gross revenues and to request discussion of such calculations with appropriate representatives of the Companies.

5.6  Records Retention. The Companies shall keep complete and accurate records pertaining to the gross revenues for a period of three (3) calendar years after the year in which such gross revenues were generated by the Companies, and in sufficient detail to permit the Holder to confirm the accuracy of the Contingent Payment calculations hereunder. Such records shall be available at all reasonable times for inspection by the Holder or its representatives for verification of the Contingent Payments or compliance with other aspects of this Article.

5.7  Audit Request. At the request of the Holder, the Companies shall permit an independent, certified public accountant appointed by the Holder and acceptable to the Companies, at reasonable times and upon reasonable notice, to examine those records and all other material documents relating to or relevant to the gross revenues in the possession or control of the Companies, for a period of three (3) years after such payments of the Contingent Payment have accrued, as may be necessary to: (a) determine the correctness of any report or payment made under this Article; or (b) obtain information as to the Contingent Payment payable for any calendar quarter in the case of the Companies’ failure to report or pay pursuant to this Article. Said accountant shall not disclose to the Holder any information other than information relating to said reports. If a Specified Party under a Contingent Payment Agreement requests an examination under such Agreement, the results of any such examination shall be made available to the Holder. All such audits shall be at the sole cost of the Holder; provided, however, in the event such audit results in the discovery of any material deficiency in any Contingent Payment amount, then the Companies shall reimburse the Holder for such costs.

5.8  Tax Characterization. The Companies and the Holder agree that, for U.S. federal income tax purposes, (a) the issuance of this Note shall constitute a significant modification of this Note within the meaning of Treas. Reg. §1.1001-3; (b) the Contingent Payments required to be made under this Article shall be treated as contingent payments for purposes of Treas. Reg. §1.1275-4(c); and (c) neither the Companies nor any agent of the Companies shall withhold tax on the portion of any Contingent Payment that is treated as a payment of principal under Treas. Reg. §1.1275-4(c).

ARTICLE VI
MISCELLANEOUS

6.1  Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

6.2  Cumulative Remedies. The remedies under this Note shall be cumulative.

6.3  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.4  Notices. Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Security Agreement.

6.5  Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

6.6  Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in whole (and not in part) in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

6.7  Cost of Collection. Following the occurrence of an Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

6.8  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)  EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDITOR PARTY. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE COMPANIES AND THE HOLDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PARENT, THE AGENT OR THE HOLDER, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PARENT’S, THE AGENT’S OR THE HOLDER’S, AS APPLICABLE, ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)  EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE ONE HAND, AND/OR ANY COMPANY, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

6.9  Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

6.10  Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

6.11  Security Interest. The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Companies as more fully described in the Security Agreement and the other Ancillary Agreements.

6.12  Construction; Counterparts. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

6.13  Registered Obligation. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 24(b) of the Security Agreement. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 24(b) of the Security Agreement.

6.14  Amendment and Restatement. This Note amends and restates in its entirety, and is given in substitution for and not in satisfaction of, that certain Secured Convertible Term Note dated as of August 17, 2007 by the Companies in favor of Calliope Capital Corporation (“Original Holder”) in the original principal amount of Four Million Dollars ($4,000,000), as assigned by Original Holder to each of Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd. and PSource Structured Debt Limited.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Company has caused this Amended and Restated Secured Convertible Term Note to be signed in its name as of this ___ day of March, 2008 and effective as of August 17, 2007.

PROLINK HOLDINGS CORP. By: Name: Title:
WITNESS:

PROLINK SOLUTIONS, LLC By: Name: Title:

WITNESS:

SIGNATURE PAGE TO
AMENDED AND RESTATED
SECURED CONVERTIBLE TERM NOTE

SCHEDULE 1

OTHER COMPANIES

ProLink Solutions, LLC, a Delaware limited liability company

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Amended and Restated Secured Convertible Term Note into Common Stock)

ProLink Holdings Corp.
410 Benson Lane
Chandler, Arizona 85224
Attention: Chief Financial Officer

The undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Amended and Restated Secured Convertible Term Note dated as of March ____, 2008 (the “Note”) issued by ProLink Holdings Corp. (the “Parent”) and certain of its Subsidiaries by delivery of shares of Common Stock of the Parent (“Shares”) on and subject to the conditions set forth in the Note.

1.  Date of Conversion        ___________________________

2.  Shares To Be Delivered:                ___________________________

[HOLDER]

By:
Name:
Title: